Exhibit 99.1

August 5, 2024

HELMERICH & PAYNE, INC. ANNOUNCES J. KEVIN VANN AS NEW CHIEF FINANCIAL OFFICER

TULSA, Okla. – August 5, 2024, (Business Wire) – Helmerich & Payne, Inc. (NYSE: HP) today announced the hiring of J. Kevin Vann as the Chief Financial Officer Designate, effective August 5, 2024. Vann will be appointed to succeed Mark W. Smith as Chief Financial Officer (CFO) upon Smith’s retirement from that position, which as previously announced, will occur on August 15, 2024. Vann brings extensive public company financial and accounting experience in the oil and gas industry, which will be instrumental as H&P continues to grow and expand its market presence.

Before joining H&P, he served as Chief Financial Officer at WPX Energy, Inc. (NYSE: WPX) from 2014 to 2021. Prior to becoming Chief Financial Officer for WPX, he served as the company’s Chief Accounting Officer and Controller from 2012 to 2014. From 2007 to 2011, Vann served as Controller of the exploration and production business of The Williams Companies, Inc. (NYSE: WMB) and in various other financial and accounting roles for Williams from 1998 to 2006.

We are excited to welcome Kevin to the H&P team. His experience and vision align with our company’s strategic goals. With Kevin’s background in M&A we are confident that his leadership will continue to maintain and strengthen our existing financial policies, financial strategy and performance as we look forward to closing our planned acquisition of KCA Deutag,” said John Lindsay, President and CEO of H&P. "H&P’s long-term financial discipline is a cornerstone of our ability to fulfill our commitments to customers, shareholders and employees.”

About Helmerich & Payne, Inc.
Founded in 1920, Helmerich & Payne, Inc. is committed to delivering industry leading drilling productivity and reliability. H&P operates with the highest level of integrity, safety and innovation to deliver superior results for our customers and returns for shareholders. Through its subsidiaries, the Company designs, fabricates and operates high-performance drilling rigs in conventional and unconventional plays around the world. H&P also develops and implements advanced automation, directional drilling and survey management technologies. For more information, visit www.helmerichpayne.com.

Helmerich & Payne uses its website as a channel of distribution for material company information. Such information is routinely posted and accessible on its Investor Relations website at www.helmerichpayne.com.

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Helmerich & Payne | 222 N. Detroit Ave.
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com

News Release
August 5, 2024

IR Contact:
Dave Wilson, Vice President of Investor Relations
918-588-5190
investor.relations@hpinc.com

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release are forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “project,” “target,” “continue,” “look forward to,” or the negative thereof or similar terminology, and include, but are not limited to, statements regarding the expected closing of the acquisition (the “Acquisition”) by H&P of KCA Deutag International Limited (“KCAD”).

Forward-looking statements are based upon current plans and expectations that are subject to risks, uncertainties, and assumptions, many of which are beyond our control and any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The inclusion of such statements should not be regarded as a representation that such plans, estimates, or expectations will be achieved. Factors that could cause actual results to differ materially from those expressed in or implied by such forward-looking statements include, but are not limited to: our ability and the time required to consummate the Acquisition; and the risk that regulatory approvals for the Acquisition are not obtained or are obtained subject to conditions that are not anticipated.

Additional factors that could cause actual results to differ materially from our expectations or results discussed in the forward‑looking statements are disclosed in H&P’s 2023 Annual Report on Form 10-K, including under Part I, Item 1A— “Risk Factors” and Part II, Item 7— “Management’s Discussion and Analysis of Financial Condition and Results of Operations” thereof, as updated by subsequent reports (including the Company’s Quarterly Reports on Form 10-Q) we file with the Securities and Exchange Commission. All forward-looking statements included in this presentation and all subsequent written and oral forward-looking statements, express or implied, are expressly qualified in their entirety by these cautionary statements. All forward-looking statements speak only as of the date they are made and are based on information available at that time. Because of the underlying risks and uncertainties, we caution you against placing undue reliance on these forward-looking statements. We assume no duty to update or revise these forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.
Helmerich & Payne | 222 N. Detroit Ave.
Tulsa, OK 74120 | 918.588.5190 | helmerichpayne.com